UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 9, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (IRS Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York		10036
_____________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(212) 920-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2011, Ener1, Inc. (the “Company”) entered into a Waiver, Amendment and Exchange Agreement (the “Exchange Agreement”) with funds managed by Goldman Sachs Asset Management, L.P. and certain other investors (collectively, the “Investors”).  Pursuant to the Exchange Agreement, the Investors exchanged $38,500,000 of their 8.25% Senior Notes issued on September 7, 2010 (the “September Notes”), and $20,000,000 of their 8.25% Senior Notes issued on December 31, 2010 (the “December Notes”), for $29,250,000 of new Tranche A 8.25% Senior Notes (the “Tranche A Notes”), $29,250,000 of new Tranche B 8.25% Senior Notes (the “Tranche B Notes”), and Warrants to purchase 1,400,000 shares of our common stock.

The Tranche A Notes and Tranche B Notes (collectively, the “Exchange Notes”) will each accrue interest at a rate of 8.25% per annum, and will amortize quarterly, commencing October 1, 2011.  The Company will have the right to pay all amortization payments, following the October 1, 2011 amortization payment, in stock (if it meets the applicable equity conditions) or in cash.   The October 1, 2011 Tranche A amortization payment will be paid in stock and the October 1, 2011 Tranche B amortization payment will be paid in cash. Any stock payments made with respect to the October 1, 2011 and January 1, 2011 amortization dates will be valued at 90% of the then current market price of our common stock.  All stock payments made thereafter will be valued at 91.75% of market price. If all or any portion of the amortization payments due on October 1, 2011 or January 1, 2012 are paid in cash, such payments will be made together with an 8% premium on the amount paid in cash. For all subsequent amortization payments, if an amortization payment consists of more than 50% cash, the amount in excess of 50% will be paid together with a 15% premium on such excess amount.

The Exchange Notes are convertible into our common stock at the election of the Investors.  The Tranche A Notes have a conversion price of $0.6566 per share and the Tranche B Notes have a conversion price of $2.00.  The Exchange Notes provide weighted average anti-dilution protection to the Investors’ conversion price.  In addition, if the post-closing equity financing described below constitutes an issuance of our stock at a price below the Tranche A conversion price, then the Tranche A conversion price will be adjusted to equal such issuance price.  Furthermore, if the Tranche B Notes have not been redeemed by January 31, 2012, then the Tranche B conversion price will be adjusted to equal the lesser of the Tranche A conversion price and the five day VWAP average over the five trading day period preceding January 31, 2012.

The Exchange Notes are subject to customary covenants, including covenants pertaining to cash maintenance and certain restrictions on the repayment of indebtedness.  The Exchange Notes mature on July 1, 2013; however, the Investors may accelerate all amounts due under the Notes upon an event of default, change of control or certain other major corporate transactions.

The Warrants issued in connection with the exchange have a term of five years, an exercise price of $0.3752 per share, customary anti-dilution adjustments, and are redeemable at the option of the holder if a fundamental change (as defined in the Warrants) occurs.  As part of the Exchange Agreement, the exercise price for the approximately 3,900,000 Warrants issued to the Investors as part of the issuances of the September Notes and December Notes (collectively, the “Old Notes”) were adjusted to $0.3752 per share.

Under the Exchange Agreement, the Investors agreed to waive certain defaults arising under the Old Notes, and the transaction documents relating to the Old Notes (collectively, the “Transaction Documents”).  The Investors waived the Company’s failure to comply with certain cash maintenance covenants contained in the Old Notes.  The Investors also waived the Company’s failure to timely file its quarterly report for the quarter ended June 30, 2011, which resulted from the Company’s ongoing restatement of its financials to amend the accounting of its transactions with, and carrying value for, Think Holdings, AS and Think Global, AS.

These waivers are conditioned upon certain post-closing obligations of the Company, including, without limitation, (i) the Company completing the restatement of its financials by October 31, 2011, (ii) the Company securing not less than $40,000,000 of equity financing from Bzinfin, S.A. or any other investors by October 31, 2011, (iii) the Company increasing its authorized capital to have a sufficient number of shares of its common stock reserved for issuance under the Exchange Notes and the Warrants, and (iv) Bzinfin, S.A. agreeing by September 14, 2011 to extend the maturity date of its $15,000,000 line of credit to the Company to beyond the maturity date of the Exchange Notes, and subordinating its right of payment under such line of credit to the Investors’ right of payment under the Exchange Notes.  (In consideration for such extension, the Company will agree to an increase in the interest rate under the line of credit to 15% per annum and be prohibited from further draw-downs on the remaining $3,759,000 under the line of credit.)

The above description of the Exchange Agreement, the Exchange Notes and the Warrants is qualified in its entirety by the full text of the Exchange Agreement, the Exchange Notes and the Warrants, which are attached hereto as Exhibits 1.1, 1.2, 1.3 and 1.4, respectively, and which are hereby incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 12, 2011, the Company intends to issue a press release entitled “Ener1 Announces Agreement to Restructure Senior Notes; Primary Shareholder Extends Maturity of Line of Credit to 2013.”  The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibit 1.1 Form of Waiver, Amendment and Exchange Agreement, dated as of September 9, 2011, by and between Ener1 and the Investors.

Exhibit 1.2 Form of Tranche A Note.

Exhibit 1.3 Form of Tranche B Note.

Exhibit 1.4 Form of Warrant.

Exhibit 99.1 Press release dated September 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

September 12, 2011	By:	/s/ Charles Gassenheimer

Name: Charles Gassenheimer
Title: Chief Executive Officer, Chairman

Exhibit Index

Exhibit No.	Description

1.1	Form of Waiver, Amendment and Exchange Agreement, dated as of September 9, 2011, by and between Ener1 and the Investors.
1.2	Form of Tranche A Note.
1.3	Form of Tranche B Note.
1.4	Form of Warrant.
99.1	Press release dated September 12, 2011.